================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  ----------

                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                    ------

                              (Amendment No. ___)

[X]      Filed by the Registrant
[ ]      Filed by a Party other than the Registrant

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           HEARTLAND TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE  (Check the appropriate box):
[X]      No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid: $
         2)  Form, Schedule or Registration Statement No.:
         3)  Filing Party:
         4)  Date Filed:
================================================================================

                           HEARTLAND TECHNOLOGY, INC.
                           547 WEST JACKSON BOULEVARD
                            CHICAGO, ILLINOIS  60661


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 June 23, 1999


TO THE HOLDERS OF COMMON STOCK OF HEARTLAND TECHNOLOGY, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Heartland Technology, Inc. (the "Company") will be held at 10:00 A.M., local time, on June 23,1999, at The LaSalle National Bank, 135 South LaSalle Street, Suite 600, Chicago, Illinois 60603, for the following purposes:

                  1. To elect two directors of the Company to hold office until the 2002 Annual Meeting of Stockholders and until such directors' successor shall be elected and qualified.

                  2. To vote upon the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year 1999.

                  3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only holders of record of the Company's common stock at the close of business on April 26, 1999, are entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders and any adjournment(s) thereof. Such stockholders may vote in person or by proxy.

         Stockholders who find it convenient are cordially invited to attend the meeting in person. Whether or not you intend to be present in person or to be otherwise represented at the meeting, you are requested to complete, sign and date the enclosed proxy card and return it in the enclosed envelope. This action will not limit your right to revoke your proxy in the manner described in the accompanying Proxy Statement or to vote in person if you wish to attend the Annual Meeting and vote personally.

                                         By Order of the Board of Directors,

                                         /s/ Richard P. Brandstatter

                                         Richard P. Brandstatter
                                         Vice President-Finance,
                                         Secretary and Treasurer

Dated:   April 29, 1999

                           HEARTLAND TECHNOLOGY, INC.

                                 -------------

                                PROXY STATEMENT
                                    FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                 JUNE 23, 1999

                                 -------------


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Heartland Technology, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at 10:00 A.M., local time, on June 23, 1999, at The LaSalle National Bank, 135 South LaSalle Street, Suite 600, Chicago, Illinois 60603, and at any adjournment(s) thereof (the "Annual Meeting").

         If the proxy card accompanying this Proxy Statement is properly executed and returned, the shares of common stock, $.30 par value per share, of the Company (the "Common Stock"), represented thereby will be voted as instructed on the proxy card, but if no instructions are given, such shares of Common Stock will be voted (1) for the election as directors of the nominees of the Board of Directors named below, (2) in favor of the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the 1999 fiscal year and (3) in the discretion of the proxies named on the proxy card on any other proposals to properly come before the meeting or any adjournment(s) thereof.

         Any proxy may be revoked prior to its exercise, but the attendance at the meeting by any stockholder who has previously given a proxy will not have the effect of revoking his or her proxy as the case may be, unless such stockholder delivers written notice of revocation to the Secretary of the Annual Meeting of Stockholders prior to the exercise of the rights specified by the proxy. The approximate date of mailing of this Proxy Statement and the accompanying proxy is April 29, 1999. The Annual Report of the Company for the year ended December 31, 1998, including audited financial statements for the Company, accompanies this proxy statement.

                                     VOTING

         The close of business on April 26, 1999, is the date fixed by the Board of Directors for the determination of stockholders of record entitled to notice of, and to vote at, the Annual Meeting. On the record date there were issued and outstanding 1,671,238 shares of Common Stock. Each share of Common Stock is entitled to vote with respect to each matter to be voted upon. At all meetings at which a quorum is present, a plurality of the votes cast shall elect directors. Consequently, only shares that are voted in favor of the nominees for election as Class III directors will be counted toward such nominees' attaining a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withholds authority to vote for such nominees (including broker non-votes) will not be counted toward such nominees' attainment of a plurality.

         Approval of the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the 1999 fiscal year requires the affirmative vote of holders of a majority of the shares of Common Stock represented in person or by proxy at a meeting at which a quorum is present. Abstentions will have the same effect as votes against the proposal because the shares are considered present at the meeting, but are not affirmative votes, and broker non-votes will not be counted in respect of the proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of April 15, 1999, certain information concerning ownership of shares of the Common Stock: (i) by persons who are known by the Company to be beneficial owners of more than 5% of the outstanding shares of the Common Stock; (ii) by each director and nominee of the Company; (iii) by each Named Executive Officer (as defined under the heading "Executive Compensation"); and (iv) by all directors and executive officers of the Company as a group. As of April 15, 1999, there were 1,671,238 shares of Common Stock outstanding.

                                                Amount and
                                                 Nature of                     Percent
Name of Beneficial Owner                 Beneficial Ownership (1)              of Class
------------------------                 ------------------------              --------
Ezra K. Zilkha                                102,500  (2)                       6.1%
 767 Fifth Avenue
 New York, NY 10153

KeyCorp                                       152,430  (3)                       9.1%
 127 Public Square
 Cleveland, OH 44114

MSR Capital Partners                          113,500  (4)                       6.3%
 One Embarcadero Center
 San Francisco, CA 94111

Jerold S. Solovy                              125,000  (5)                       7.5%
 c/o Jenner & Block
 One IBM Plaza
 Chicago, IL 60611

S.G. Cowen Securities Corp.
Financial Square                               92,900 (6)                        5.6%
New York, NY 10005

Gordon H. Newman                                1,000                             *

Robert S. Davis                                 2,000                             *

Edwin Jacobson                                 83,000  (7) (8)                   4.8%

John R. Torell III                             15,000                             *

All directors and executive                   203,500 (7)                       11.8%
officers as a group (consisting
of 8 persons)

--------------------------------
*       Constitutes less than one percent.

(1) Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such securities.

(2) Based on a Schedule 13D, dated January 17, 1996, and to the Company's knowledge, Mr. Zilkha is a member of a "group" consisting of himself, The Zilkha Foundation, Inc. and Zilkha & Sons, Inc. Mr. Zilkha directly owns and has sole voting and investment power over all shares except for: 1,500 shares owned by his wife, as to which he shares voting and investment power; 15,000 shares owned by The Zilkha Foundation, Inc., as to which Mr. Zilkha may be deemed to share voting and disposition power with the other directors and officers of the foundation; and 24,500 shares owned by Zilkha & Sons, Inc., as to which Mr. Zilkha may be deemed to be the beneficial owner.

(3) Based on a Schedule 13G, dated February 12, 1999, KeyCorp is the parent holding company for the two subsidiaries -- Key Trust Company-Ohio (a bank) and Spears, Benzak, Salomon & Farrell (a registered investment advisor) -- that own the securities. Voting and investment power over all of the securities is shared.

(4)     Based on a Schedule 13D, dated January 16, 1996.

(5)     Based on a Schedule 13G, dated February 26, 1998.

(6) Based on Schedule 13G, dated February 8, 1999. As a broker-dealer holds a portion of the securities on behalf of its clients, none of whose individual interests exceeds five percent

(7) Includes 50,000 shares which Mr. Jacobson has the right to acquire through the exercise of stock options. The number of shares that all directors and officers as a group have the right to acquire within 60 days is 50,000. In each case the percent of the class is calculated on the basis that such shares are deemed outstanding. No voting or investment power exists with respect to such shares prior to acquisition.

(8) Includes 3,000 shares owned by Mr. Jacobson's spouse, as to which Mr. Jacobson shares voting and investment power.

                             ELECTION OF DIRECTORS
                                (Proposal No. 1)


        The Company's Certificate of Incorporation and By-laws provide for a Board of Directors elected by the holders of Common Stock, which is divided into three classes of directors serving staggered three-year terms. The Board of Directors is currently comprised of five members, with Class I and Class III consisting of two directors each and Class II consisting of one director.

        During the year, Alan Andreini retired from the Board of Directors, and Gordon H. Newman was appointed to serve in his place until the expiration of the term for the Class I directors on the date of the 2000 Annual Meeting of Stockholders. At the Annual Meeting, two Class III directors will be elected for terms expiring at the 2002 Annual Meeting of Stockholders. The Board of Directors has recommended John R. Torell III and Edwin Jacobson as the nominees for election as the Class III directors. The continuing Class I directors, Robert S. Davis and Gordon H. Newman, are serving a term that expires on the date of the 2000 Annual Meeting of Stockholders. The continuing Class II director, Ezra Zilkha, is serving a term that expires on the date of the 2001 Annual Meeting of Stockholders.

        Unless otherwise specified on the accompanying proxy, the shares of Common Stock voted pursuant thereto will be cast for Edwin Jacobson and John R. Torell III as the Class III directors to hold office until the 2002 Annual Meeting of Stockholders and until their successors have been duly elected and shall have qualified. If, for any reason, at the time of election, John R. Torell III or Edwin Jacobson should be unable or unwilling to accept nomination or election, it is intended that such proxy will be voted for the election, in their place, of a substitute nominee or nominees recommended by the Board of Directors. However, the Board of Directors has no reason to believe that either John R. Torell III or Edwin Jacobson will be unable or unwilling to serve as directors.

        Information with respect to the Company's nominees for directors and continuing directors is set forth below. The Board of Directors recommends that the stockholders vote FOR the election of Edwin Jacobson and John R. Torell III as the Company's Class III Directors.

                                            Principal Occupation, Business
Name and Age                                Experience and Directorships
------------                                ------------------------------
Nominees for Class III Directors
Edwin Jacobson, 69......................... President and Chief Executive
                                            Officer (since September 1990);
                                            Director of the Company (Class III)
                                            (since November 1985); Chairman of
                                            the executive committee of the Board
                                            of the Company; President and Chief
                                            Executive Officer of CMC Heartland
                                            Partners (since September 1990),
                                            Chicago, Illinois (real estate) (a
                                            general partnership of which the
                                            Company is the managing general
                                            partner); Chairman of the Executive
                                            Committee (since June 1992) and
                                            President and Chief Executive
                                            Officer (1994-1997), Avatar Holdings
                                            Inc. (real estate, water and
                                            wastewater utilities operations),
                                            Coral Gables, Florida.  Mr. Jacobson
                                            also serves as a director of Avatar
                                            Holdings Inc.

                                            Principal Occupation, Business
Name and Age                                Experience and Directorships
------------                                ------------------------------

John R. Torell III, 59..................... Director of the Company (Class III)
                                            (since September 1997); Member of
                                            the executive committee of the Board
                                            of the Company, Chairman (since
                                            1990), Torell Management Inc.
                                            (financial advisory), New York, New
                                            York; Special Director (since 1994),
                                            the Zilkha & Company Group of
                                            Companies (merchant banking), New
                                            York, New York; Chairman and Chief
                                            Executive Officer (1990-1994),
                                            Fortune Bancorp (banking), Tampa,
                                            Florida; Chairman, President and
                                            Chief Executive Officer (1988-1989),
                                            CalFed, Inc. (banking), Los Angeles,
                                            California; President (1982-1988),
                                            Manufacturers Hanover Corporation
                                            (banking), New York, New York. Mr.
                                            Torell also serves as a director of
                                            American Home Products Corporation,
                                            Claremont Technology Group, Inc.,
                                            Paine Webber Group Inc., and Volt
                                            Information Sciences, Inc.

Continuing Class I Directors
Gordon H. Newman, 66....................... Director of the Company (Class I)
                                            (since February 1999); Member of the
                                            audit committee of the Board of the
                                            Company; Private Investor and
                                            Trustee for various non-profit
                                            entities (since 1995); Senior Vice
                                            President, General Counsel
                                            (1975-1995) and Vice President,
                                            Assistant General Counsel and
                                            Assistant Secretary (1967-1975),
                                            Sara Lee Corporation (formerly
                                            Consolidated Foods Corporation).

Robert S. Davis, 84........................ Director of the Company (Class I)
                                            (since October 1988); Member of the
                                            compensation committee and chairman
                                            of the audit committee of the Board
                                            of the Company; Self-employed
                                            consultant (for more than the past
                                            five years); Senior Vice President
                                            (1978-79), St. Paul Companies
                                            (insurance), St. Paul, Minnesota.

Continuing Class II Director
Ezra K. Zilkha, 73......................... Director of the Company (Class II)
                                            (since October 1988); Chairman of
                                            the Board of the Company; Member of
                                            the executive committee and chairman
                                            of the compensation committee of the
                                            Board of the Company; President
                                            (since 1956), Zilkha & Sons, Inc.
                                            (private investments), New York, New
                                            York; President (since March 1991),
                                            3555 Intermediate Corp. (investment
                                            holding company); Chairman (December
                                            1984 - May 1990; March 1991 -
                                            September 1993), Union Holdings Inc.
                                            (industrial holding company), New
                                            York, New York.  Mr. Zilkha  also
                                            serves as a director of The Newhall
                                            Land and Farming Company.


Meetings and Committees of the Board of Directors

         During the fiscal year ended December 31, 1998, the Board of Directors held seven meetings. During such period, each of the incumbent directors of the Company attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served. The Board of Directors has standing executive, audit and compensation committees.

         The members of the executive committee are Edwin Jacobson, John R. Torell III and Ezra K. Zilkha. The executive committee, subject to certain exceptions, has the authority to act in place of the Board of Directors, when it is not in session, on all matters which would otherwise come before the Board of Directors, including the functions of board nominations. The executive committee held no meetings during the fiscal year ended December 31, 1998.

         The members of the audit committee currently are Robert S. Davis and Gordon H. Newman. The audit committee's primary responsibilities are to select the Company's independent auditors, to approve the overall scope of the audit, to review the results of operations of the Company and to review the Company's system of internal controls. The audit committee held one meeting during the fiscal year ended December 31, 1998.

         The members of the compensation committee are Ezra K. Zilkha and Robert
S. Davis. The compensation committee's primary responsibilities are to review the compensation arrangements relating to executive officers and key employees of the Company, to make recommendations to the Board of Directors concerning executive compensation and benefits policies for the Company, and to administer the Company's 1997 Incentive and Capital Accumulation Plan. The compensation committee held one meetings during the fiscal year ended December 31, 1998.


Executive Officers

         The following table sets forth certain information with regard to the executive officers of the Company (other than Edwin Jacobson, who also serves as a director of the Company).

                                            Principal Occupation, Business
Name and Age                                Experience and Directorships
------------                                ------------------------------
Lawrence S. Adelson, 49.................... Vice President and General Counsel
                                            (since October 1988) of the Company;
                                            General Counsel (since June 1990),
                                            CMC Heartland Partners (real estate)
                                            (a general partnership of which the
                                            Company is the managing general
                                            partner); Vice President and General
                                            Counsel (1988-1995), Chicago
                                            Milwaukee Corporation (investment
                                            company); General Counsel
                                            (1985-1989), CMC Real Estate
                                            Corporation.

Richard P. Brandstatter, 43 . ............. Vice President - Finance, Treasurer
                                            and Secretary of the Company (since
                                            February 1999); Vice President -
                                            Finance, Treasurer and Secretary
                                            (since August 1995); Controller
                                            (November 1994-August 1995) CMC
                                            Heartland Partners; Controller
                                            (1987-1994), Montalbano Builders
                                            (land development and homebuilding).

                         COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors (the "Committee") consists entirely of nonemployee directors, and its primary function is to make recommendations to the Board of Directors concerning executive compensation and benefits policies for the Company. The overall compensation policy which the Committee pursues for the executive officers and key employees of the Company is to provide a reward structure that motivates such individuals toward achieving the Company's strategic and financial goals, while concurrently providing compensation sufficient to attract and retain highly competent management personnel. The Committee is also responsible for administering the Company's 1997 Incentive and Capital Accumulation Plan (the "Plan").

         The Company's compensation structure consists of base salary, annual cash bonuses and stock-based awards under the Plan. The combination of these three components of an individuals' compensation coordinates the goals of providing compensation that attracts and retains highly competent managers, and aligning the interests of such managers with the interests of stockholders in appreciation of the value of the Common Stock.

         Base salary levels are set to reflect an individuals' position, responsibilities, experience, leadership and contribution to the success of the Company. Cash bonuses further reward eligible executives for superior individual performance and overall performance of the Company. Stock based compensation pursuant to the Plan creates an incentive to eligible executives to enhance the performance of the Company and the Common Stock in the future. Determination of the amount of cash bonuses and stock based compensation depends upon factors specific to each individual, and is made by the subjective determination of the Compensation Committee.

         In 1997, the stockholders of the Company approved the Plan in order to provide incentives which will attract and retain highly competent persons as key employees of the Company and its subsidiaries, and to assist in aligning the interest of the Company's key employees with those of its stockholders. The Plan makes available, subject to certain adjustments, 175,000 shares of Common Stock to be reserved for awards under the Plan. The Committee has the authority to select officers and other key employees of the Company and its subsidiaries who are to receive benefits pursuant to the Plan. The Committee also has the power to modify or waive restrictions, amend benefits and to grant extensions and accelerations of benefits under the Plan. The Plan provides for the grant of any or all of the following types of benefits: (i) stock options, including incentive stock options and non-qualified stock options; (ii) stock appreciation rights; (iii) stock awards, including restricted stock; (iv) performance awards; and (v) stock units. During 1998, the Committee granted benefits in respect of an aggregate of 175,000 shares of Common Stock.

         During 1998, Mr. Jacobson received compensation from the Company for acting in his capacity as President and Chief Executive Officer of the Company. Mr. Jacobson's compensation is paid pursuant to an employment agreement, dated as of June 29, 1993, as amended. No cash bonus was paid to him for 1998.

         On January 2, 1998, the Committee granted Mr. Jacobson options to purchase 50,000 shares of Common Stock and stock appreciation rights (payable in cash) with respect to 25,000 shares, pursuant to the Plan. The options and rights have an exercise price of $16.625 per share (the closing stock price on the date of grant), became fully vested on May 30, 1998, and expire not later than January 2, 2008. The Committee granted Mr. Jacobson these options and rights primarily on account of his role in directing the Company's successful acquisition of PG Design in 1997, as well as the Company's de-registration from the Investment Company Act of 1940.

Members of the Compensation Committee:

Ezra K. Zilkha, Chairman
Robert S. Davis

                               PERFORMANCE GRAPH

         The following graph compares the cumulative total returns on an assumed investment of $100 in the Common Stock at the closing price of the Common Stock on the last trading day of the calendar year ending December 31, 1993, as of the last trading day of each of the calendar years indicated below with the returns of a similar investment in the American Stock Exchange Market Value Index (a market value weighted broad market index maintained by Media General Financial Services, Inc. covering stocks listed on the American Stock Exchange) and a market value weighted index of all publicly traded companies in the Printed Circuit Board industry (SIC Code 3672) that have a market capitalization of less than $500 million (the "Peer Index"). The calculation of total returns herein assumes full reinvestment of dividends and no payment of brokerage or other commissions or fees. Past performance is not necessarily indicative of future performance. As a result of an acquisition on May 30, 1997, the Company began operating in the Printed Circuit Board industry. Prior to that time, the Company invested in securities.





                              [GRAPH APPEARS HERE]




                                                   1993      1994        1995        1996        1997       1998
                                                   ----      ----        ----        ----        ----       ----
Heartland Technology, Inc......................   100.00    123.88      113.46       95.19     253.85       84.62
Amex Market  Index.............................   100.00     88.33      113.86      120.15     144.57      142.61
Peer Index ....................................   100.00     91.95      129.72      155.84     152.45      154.83

Source:  Media General Financial Services, Inc.

         The Compensation Committee Report and Performance Graph contained in this Proxy Statement are not incorporated by reference into any filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporate filings or portions thereof without specific reference to the incorporation of these captions of the Proxy Statement.

                             EXECUTIVE COMPENSATION

                          Summary Compensation Table*

         The following table sets forth information in respect of the compensation for 1998, 1997 and 1996 of the Company's Chief Executive Officer and the other executive officers of the Company whose total salary and bonus in 1998 exceeded $100,000 (sometimes collectively referred to herein as the "Named Executive Officers"):

                                                                        Long-Term
                                                                      Compensation
                                                                          Awards
                                                                      -------------
                                                                       Securities
                                              Annual Compensation      Underlying       All Other
                                              -------------------     Options/SARs     Compensation
                                 Year        Salary ($)  Bonus ($)         (#)           ($) (1)
                                 ----        ----------  ---------      ---------     ----------
Edwin Jacobson                   1998          175,000       0           75,000           5,000
President and                    1997          139,583       0              0             1,599
Chief Executive Officer          1996           90,000       0              0                 0

Leon F. Fiorentino               1998          189,892       0              0             5,000
Former Vice President-           1997          150,000    25,000            0             4,750
Finance,                         1996          126,500       0              0             4,246
Secretary and Treasurer

* The Named Executive Officers also provide services to CMC Heartland Partners (the general partnership of which the Company and Heartland Partners L.P. ("Heartland Partners") are general partners) ("CMC Heartland"). Since 1997, CMC Heartland has paid the full compensation of such Named Executive Officers for services rendered by such person to the Company and CMC Heartland. CMC Heartland has been reimbursed by the Company pursuant to a certain Facilities Agreement for the cost allocated to the Company with respect to the services such persons have rendered to the Company. Therefore, the table sets forth compensation awarded to, earned by or paid to the Named Executive Officers that has been allocated to the Company.

(1) "All Other Compensation" for 1998 consists of contributions for Mr. Jacobson and Mr. Fiorentino made by CMC Heartland under CMC Heartland's Group Savings Plan, a salary reduction plan qualified under Sections 401(a) and (k) of the Internal Revenue Code of 1986, as amended, to match 1998 pre-tax elective deferrals contributions (included under "Salary") made to such plan.

                           Option/SAR Grants in 1998

        The following table shows all grants of options and stock appreciation rights to the Named Executive Officers in 1998:


                                                                                       Potential Realizable Value
                                                                                         at Assumed Annual Rates
                                                                                          of Stock Appreciation
                                            Individual Grants                             for Option/SAR Term(2)
                       -------------------------------------------------------------   --------------------------
                          Number of
                          Securities
                          Underlying      Percent of Total    Exercise
                         Options/SARs       Options/SARs       or Base
                           Granted           Granted to        Price     Expiration
        Name           (# of shares) (1)  Employees in 1998    ($/Sh)       Date         5% ($)           10% ($)
        ----           -----------------  -----------------   --------   ----------      ------           -------
Edwin Jacobson              75,000               43%           16.625       1/2/08       784,153         1,987,198
Leon F. Fiorentino            0                  0%              --           --            --               --

(1) On January 2, 1998, the Company granted Edwin Jacobson an option to purchase 50,000 shares of Common Stock and 25,000 stock appreciation rights pursuant to the terms of the Company's 1997 Incentive and Capital Accumulation Plan. All options and SARs granted by the Company to Edwin Jacobson in 1998 became exercisable on May 30, 1998.

(2) The potential realizable value is the product of (a) the difference between: (i) the product of the per-share market price at the time of the grant and the sum of 1 plus the adjusted stock price appreciation rate (i.e., the assumed rate of appreciation compounded annually over the term of the option/SAR) and (ii) the per-share exercise price of the option/SAR; and (b) the number of securities underlying the grant at fiscal year-end. The dollar amounts under these columns are the result of calculations at the 5% and 10% assumed rates of appreciation prescribed by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation, if any, of the market price of the Company's Common Stock. The actual value that any Named Executive Officer may realize, if any, will depend on the amount by which the market price of the Common Stock at the time of exercise exceeds the exercise price.

                  Aggregated Option/SAR Exercises in 1998 and
                     Option/SAR Values at December 31, 1998

          No options or stock appreciation rights were exercised by any of the Named Executive Officers in 1998. The following table provides information regarding the total number of securities underlying unexercised options and stock appreciation rights as of December 31, 1998.


                                  Number of Securities Underlying
                                    Unexercised Options/SARs at
                                        December 31, 1998 (#)
                                  --------------------------------
                             Exercisable                     Unexercisable
                             -----------                     -------------
 Edwin Jacobson                75,000                               0
 Leon F. Fiorentino                 0                               0


Employment Agreement

          Edwin Jacobson, the Company's President and Chief Executive Officer, provides services to the Company in such capacities pursuant to an employment agreement, dated June 29, 1993, as amended, for a term ending on May 30, 2002. The employment agreement provides for an annual base salary of $175,000, all or a portion of which may be deferred at Mr. Jacobson's election. During the term of the employment agreement, Mr. Jacobson has the right to continue his employment with CMC Heartland and to pursue other employment and business activities not in competition with the activities of the Company (after prior notice of such activities has been delivered to the Chairman of the Executive Committee of the Board of Directors of the Company), and is not obligated to devote his full business time to the activities of the Company. Mr. Jacobson is, however, required to devote an amount of time to the activities of the Company determined by the Board of Directors to be required of him to accomplish the business objectives of the Company. On June 1, 1997, the employment agreement was amended to increase Mr. Jacobson's base salary from $90,000 to the current $175,000 per year.

          Mr. Jacobson's employment agreement provides for certain payments to be made in the event his employment is terminated prior to the end of its term. If Mr. Jacobson's employment is terminated by his death, the Company will pay his designated beneficiary (or if there is none, to his estate) an amount equal to the amount, if any, by which $150,000 exceeds the proceeds payable to his designated beneficiary (or estate) pursuant to any life insurance policy covering his life maintained by the Company. If Mr. Jacobson's employment is terminated by the Company for "Cause" or by Mr. Jacobson for other than "Good Reason", the Company will pay him his base salary through the date of termination. If Mr. Jacobson's employment is terminated either by the Company other than for "Cause" or other than on account of Mr. Jacobson's "permanent disability" or by Mr. Jacobson for "Good Reason", then the Company will continue to pay him base salary through May 30, 2002, will pay him all his other damages that he may be entitled to receive as a result of such termination, and will maintain until May 30, 2002, for his benefit, all employee benefit plans and programs in which he was entitled to participate. The terms "Cause", "Good Reason" and "permanent disability" are defined in the employment agreement.


  Director Compensation

          The Company's compensation program for nonemployee directors provides that each nonemployee director receive an annual retainer of $18,000, payable in quarterly installments, and receive $1,000 for each Board meeting physically attended. Nonemployee directors also receive $1,000 for each committee meeting physically attended. Employees of the Company receive no additional compensation for serving as a director. The Company also reimburses directors for meeting expenses.

                             ADDITIONAL INFORMATION

Certain Relationships and Related Transactions
          Edwin Jacobson, a director of the Company and its President and Chief Executive Officer, also serves as the President and Chief Executive Officer of Heartland Partners and CMC Heartland. The Company is the general partner of Heartland Partners and the managing general partner of CMC Heartland (with Heartland Partners being the other general partner of CMC Heartland). The Company also owns the Class B limited partnership interest in Heartland Partners.

          The Company has a management agreement with CMC Heartland, pursuant to which CMC Heartland is required to pay the Company an annual management fee in the amount of $425,000. The unpaid management fee of $286,000 is included in due from affiliate at December 31, 1998. The Company has a facilities agreement with Heartland Partners pursuant to which Heartland Partners makes available to the Company office space, equipment and personnel. Total expense incurred for 1998 was $323,000. As of December 31, 1998, a portion remained unpaid and is included in payable to affiliates.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and any persons who own more than ten percent of Common Stock, to file forms reporting their initial beneficial ownership of Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission and the American Stock Exchange. Officers, directors and greater than ten-percent beneficial owners are also required to furnish the Company with copies of all such Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during the 1998 fiscal year all Section 16(a) filing requirements were complied with.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                                (Proposal No. 2)

          Upon recommendation of the audit committee, the Board of Directors has appointed Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 1999.

          In the event stockholders do not ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the forthcoming fiscal year, such appointment will be reconsidered by the audit committee and the Board of Directors.

          A representative of Ernst & Young LLP will be present at the Annual Meeting of Stockholders to respond to appropriate questions and to make such statements as he or she may desire.

          The Board of Directors recommends that the stockholders vote FOR ratification of the appointment of Ernst & Young LLP as the Company's independent accountants.

                               OTHER INFORMATION

Stockholder Proposals and Director Nominations for 2000 Annual Meeting

          Any stockholder who wishes to present a proposal for action at the next annual meeting of the Company, and who wishes to have it set forth in the Company's proxy statement for such annual meeting and identified in the form of proxy proposed by the Company in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, must notify the Company in such a manner that such notice is received by the Company not later than December 31, 1999, and in such form as is required by the rules and regulations promulgated by the Securities and Exchange Commission.

          With respect to a proposal submitted by a stockholder outside of the process of Rule 14a-8 for which notice is not received by the Company at its principal executive offices prior to March 15, 2000, the proxy to be solicited on behalf of the Company's Board of Directors for the 2000 Annual Meeting may confer discretionary authority to vote on any such proposal properly coming before the 2000 Annual Meeting.

Cost of Solicitation

          The Board of Directors of the Company is soliciting proxies from stockholders for use at the Annual Meeting. The expense of this solicitation will be borne by the Company. Officers and employees of the Company, in the ordinary course of business and at nominal expense, may supplement this solicitation by mail, telephone call, telegraph or letter, for which they will be reimbursed for out-of-pocket expenses but will receive no additional compensation. The Company has retained D.F. King, Inc. to assist in the distribution of proxy solicitation materials and with the solicitation of proxies, at a cost of approximately $4,000. Brokers or other persons holding Common Stock in their names or in the names of their nominees will, upon request, be reimbursed for their actual expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

Other Business

          The Board of Directors of the Company knows of no other matters that may be presented at the Annual Meeting of Stockholders other than as set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the meeting, or any adjournment or adjournments thereof, it is intended that holders of proxies solicited hereby will vote thereon in their discretion.

          It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                             By Order of the Board of Directors,

                             /s/ Richard P. Brandstatter

                             Richard P. Brandstatter
                             Vice President - Finance, Secretary and Treasurer

Dated:    April 29, 1999
Chicago, Illinois

                              HEARTLAND TECHNOLOGY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 23, 1999

         The undersigned hereby appoints EDWIN JACOBSON, RICHARD P. BRANDSTATTER and LAWRENCE S. ADELSON, and each or any of them, as proxies, with full power of substitution to vote all shares of Common Stock of HEARTLAND TECHNOLOGY, INC. represented by this proxy which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 23, 1999, and at any adjournments thereof, with all powers the undersigned would possess if personally present at such meeting, on the following matters:

          PLEASE DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side)


-------------------------------------------------------------------------------
                           HEARTLAND TECHNOLOGY, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.



The Board recommends a vote FOR Proposals 1 and 2.                     Withhold
1.   Election of Directors -                                For        Authority
     Nominees:    Edwin Jacobson

                  John R. Torell  III

2.   Ratification of selection of Ernst & Young, LLP      For   Against  Abstain
     as the Company's independent auditors.

3. In their sole discretion on any other matters coming before the meeting or any adjournment or adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR the nominees listed in Proposal 1, FOR proposal 2, and in the sole discretion of the proxies upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

                                                     Dated:______________, 1999

                                    Signature(s)_______________________________

                                    IMPORTANT: Please date and sign exactly as your name appears hereon. When signing as executor, administrator, trustee, agent, attorney, guardian, or corporate officer, please set forth your full title. Joint owners should each sign.